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                                                                       EXHIBIT 1


                             STOCKHOLDERS AGREEMENT

         THIS AGREEMENT (this "AGREEMENT") dated as of May 3, 1999, among SENSOR ACQUISITION CORPORATION, a Delaware corporation ("BUYER"), and the holders ("STOCKHOLDERS") of shares of capital stock of INTEGRATED SENSOR SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), identified on the signature pages hereof. Capitalized terms used without definition herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger of even date herewith (as amended from time to time, the "MERGER AGREEMENT") among the Company, Buyer, and Texas Instruments Incorporated, a Delaware corporation and the parent of Buyer ("PARENT").

         WHEREAS, in order to induce Buyer and Parent to enter into the Merger Agreement with the Company, Buyer has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement in respect of all shares of capital stock of the Company beneficially owned by the Stockholders (the "SHARES"); and

         WHEREAS, subject to certain conditions and pursuant to the Merger Agreement, Buyer shall commence an offer (the "OFFER") to purchase all of the outstanding shares of Company Common Stock.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
              GRANT OF PROXY; VOTING AGREEMENT; AGREEMENT TO TENDER

         SECTION 1.1 Voting Agreement. Each of the Stockholders hereby agrees to vote all Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement, the Merger, and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Each Stockholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Acquisition Proposal or (ii) reorganization, recapitalization, liquidation, or winding up of the Company or any other extraordinary transaction involving the Company.

         SECTION 1.2 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted in respect of the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent, or dissent or otherwise to utilize such voting power in the manner contemplated by Section 1.1 as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper in respect of the Shares. The proxy granted by each Stockholder pursuant to this Article I is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms. Each Stockholder shall use its best effort to cause any record owner of Shares to grant to Buyer a proxy to the same effect as that contained herein. Each Stockholder shall perform such further


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acts and execute such further documents as may be required to vest in Buyer the sole power to vote the Shares in accordance with this Agreement during the term of the proxy granted herein.

         SECTION 1.3 Agreement to Tender. Each Stockholder hereby agrees to tender, upon the request of Buyer (and agrees that it will not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. Within five business days after the commencement of the Offer, each Stockholder shall deliver to the depositary designated in the Offer (i) a letter of transmittal in respect of the Shares complying with the terms of the Offer, (ii) certificates representing the Shares, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder represents and warrants to Buyer that:

         SECTION 2.1 Power; Binding Effect. Such Stockholder has the legal capacity, power, and authority to enter into, deliver, and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed by such Stockholder and constitutes a valid and binding Agreement of Stockholder, enforceable against such Stockholder in accordance with its terms.

         SECTION 2.2 Non-Contravention. The execution, delivery, and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws (or other similar organizational or governing documents) of any such Stockholder that is a corporation or other entity, (ii) violate any Law, judgment, injunction, order, or decree applicable to such Stockholder,
(iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation, or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder, or
(iv) result in the imposition of any Lien on any asset of Stockholder.

         SECTION 2.3 Ownership of Shares. Stockholder is the beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including, any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement in respect of the voting of such Shares.

         SECTION 2.4 Total Shares. Except for the Shares set forth on the signature page hereto, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options or other rights to acquire from the Company any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of the Company.


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                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each Stockholder:

         SECTION 3.1 Corporate Authorization. The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Buyer.

                                   ARTICLE IV
                            COVENANTS OF STOCKHOLDERS

         Each Stockholder hereby covenants and agrees that:

         SECTION 4.1 No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement in respect of the voting of any Shares in respect of the matters described in Section 1.1 or (ii) acquire, sell, assign, transfer, encumber, or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding in respect of the direct or indirect acquisition or sale, assignment, transfer, encumbrance, or other disposition of, any Shares during the term of this Agreement. Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance, or other disposition or any such contract, option, or other arrangement or understanding and agrees to notify Buyer promptly, and to provide all details requested by Buyer, if Stockholder shall be approached or solicited, directly or indirectly, by any Person in respect of any of the foregoing.

         SECTION 4.2 Other Offers. Stockholder shall not, and will use such Stockholder's reasonable best efforts to cause his or its agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books, or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal. Stockholder will promptly notify Buyer after receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books, or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication, or request. The provisions of this Section 4.2 shall not impose any additional limitations upon the ability of a Stockholder to exercise his fiduciary duties as a director of the Company provided that such Stockholder acts in accordance with Section 7.3 of the Merger Agreement, and unless such Stockholder takes any action which results in a breach of Section 7.3 of the Merger Agreement, such Stockholder shall be deemed to have acted in compliance with this Section 4.2.


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         SECTION 4.3 Appraisal Rights. Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the DGCL) to demand appraisal of any Shares which may arise in respect of the Merger.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 Further Assurances. Buyer and Stockholders will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.2 Amendments; Term. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. The term of this Agreement shall begin on the date hereof and shall end on the earlier of (i) the Effective Time, (ii) the date that is 120 days after the termination of the Merger Agreement in accordance with Section 9.1(d)(i), 9.1(e)(i), or 9.1(e)(iii) thereof and payment in full of all amounts (if any) payable to Parent or Buyer pursuant to Section 9.3 of the Merger Agreement, and
(iii) the date of the termination of the Merger Agreement for any other reason.

         SECTION 5.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any affiliate of Buyer.

         SECTION 5.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         SECTION 5.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 5.7 Severability. If any term, provision, or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.


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         SECTION 5.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          SENSOR ACQUISITION CORPORATION



                                          By:    /s/ WILLIAM A. AYLESWORTH
                                                 -------------------------------
                                          Name:  William A. Aylesworth
                                          Title: Vice President



                                          STOCKHOLDERS:



                                          By:    /s/ MANHER D. NAIK
                                                 -------------------------------
Shares Owned:                                    Manher D. Naik
303,007



                                          By:    /s/ DONALD PAULUS
                                                 -------------------------------
Shares Owned:                                    Donald Paulus
141,345



                                          By:   /s/ RAMESH SIRSI
                                                --------------------------------
Shares Owned:                                   Ramesh Sirsi
25,889



                                          By:   /s/ DAVID SATTERFIELD
                                                --------------------------------
Shares Owned:                                   David Satterfield
30,000


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                                          NAGANO KEIKI CO., LTD.



                                          By:   /s/ SHIGERU MIYASHITA
                                                --------------------------------
Shares Owned:                             Name:     Shigeru Miyashita
291,007                                         --------------------------------
                                          Title:    President
                                                --------------------------------


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                                          BREED TECHNOLOGIES, INC.

                                          By:   /s/ JOHNNIE C. BREED
                                                --------------------------------
Shares Owned:                             Name: Johnnie C. Breed
530,038                                         --------------------------------
                                          Title: Chairman & CEO
                                                --------------------------------


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                                          WK TECHNOLOGY FUNDS



                                          By:   /s/ WEN CHANG KO
                                                --------------------------------
Shares Owned:                             Name:     Wen Chang Ko
483,043                                         --------------------------------
                                          Title:    Chairman
                                                --------------------------------


                                          VINOD K. SOOD, SOOD FAMILY TRUST
                                          DATED 5/14/90

                                          By:   /s/ VINOD K. SOOD
                                                --------------------------------
Shares Owned:                                       Vinod K. Sood
125,159



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